Exhibit 10.6

SUBORDINATION OF ADVISORY CONTRACT

Date: October 4, 2017

WHEREAS, BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware limited partnership, having an address at c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019 (“Borrower”), has entered into a certain Credit Agreement of even date herewith (hereinafter, the “Credit Agreement”) with KEYBANK NATIONAL ASSOCIATION, having an office at 225 Franklin Street, Boston, Massachusetts 02110, as agent (in its capacity as agent, hereinafter, the “Agent,” which term shall include, whenever the context permits, its successors and assigns as the holder of this Subordination and the Notes and other Obligations secured hereby), and the other lending institutions which now are or hereafter become parties to the Credit Agreement (KeyBank National Association and such other lending institutions are collectively referred to as the “Lenders” and individually as the “Lender”), pursuant to which the Lenders have agreed to lend to the Borrower, subject to the terms and conditions of the Credit Agreement, the sum of up to Two Hundred Fifty Million Dollars ($250,000,000.00) and BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation (the “Guarantor” and, together with the Borrower, collectively, the “Obligor”) has provided a guaranty of Borrower’s obligations under the Credit Agreement pursuant to that certain Guaranty dated as of even date herewith. (All capitalized terms used herein and not defined herein shall have the meanings set forth in the Credit Agreement); and

WHEREAS, Obligor has entered into a certain agreement (hereinafter, as such may be amended from time to time, singly and collectively, the “Advisory Contract”) with BRG Manager, LLC (hereinafter, the “Advisor”), with its principal offices at 712 Fifth Avenue, 9th Floor, New York, New York 10019, in connection with the management and operation of the Borrower and its properties; and

WHEREAS, one of the conditions of the providing of the Facility pursuant to the Credit Agreement is the subordination of the Advisory Contract by the Obligor to the Obligations (as defined in the Credit Agreement) established under the Loan Documents (as defined in the Credit Agreement);

NOW THEREFORE and in consideration of the above, and of mutual covenants contained herein and benefits to be derived herefrom, the parties hereto agree as follows:

1.	By acceptance hereof, the Agent agrees not to exercise any rights under this Subordination except upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement). The Obligor or the Advisor may rely conclusively upon any written notice given by the Agent to the Obligor or the Advisor of the occurrence of such an Event of Default. Upon and after the giving of such notice, and until further written notice from the Agent to the Obligor or the Advisor, the Agent may (but shall not be obligated to) exercise all rights granted the Agent under this Subordination.

2.	The Obligor and the Advisor (by its assent hereto) represent and warrant that the Advisory Contract is in full force and effect and that there are no defaults under the Advisory Contract by any party thereto, and the Obligor represents and warrants that the Obligor has not made and will not make any other assignment thereof.

3.	Any action or proceedings to enforce this Subordination may be taken by the Agent either in its name or in the name of the Obligor as the Agent may deem necessary.

4.	The Advisor has assented to this Subordination and hereby acknowledges this Subordination of the Advisory Contract to the Agent and the Lenders and consents thereto. The Advisor agrees that it will furnish to the Agent copies of all written notices given to the Obligor with respect to any default of the Obligor under the Advisory Contract, simultaneously with the giving of such notice to the Obligor.

5.	This Subordination does not release or affect in any way the obligations of the Obligor to the Advisor.

6.	The rights of the Agent hereunder may be fully exercised by the Agent’s designee or assignee. Further, upon the assignment by the Agent of its rights hereunder, the Agent shall be automatically released from any liability of any nature whatsoever hereunder or under the Advisory Contract.

7.	If an Event of Default exists, the Advisor agrees that:

a.	all payments to be made to the Advisor under the Advisory Contract shall cease until the Event of Default is cured and the Advisor receives written notice from the Agent that it may resume receiving said payments; provided, however, if the Advisor is required to fully meet its obligations under the Advisory Contract without payment, the Advisor may terminate the Advisory Contract upon thirty (30) days prior written notice to the Obligor and the Agent;

b.	all of the Advisor’s rights to payment (other than reimbursement for expenses incurred on behalf of Obligor), and all other rights, remedies, powers, privileges and discretions as set forth in the Advisory Contract shall be subject to and subordinate to prior payment and satisfaction in full of the Obligations of the Obligor to the Agent and the Lenders under the Loan Documents; provided, however, as long as no Event of Default exists under the Loan Documents, Advisor may be paid, when due, all fees payable to Advisor under the Advisory Contract and in the case of nonpayment, as contemplated in Section 7(a) above, Advisor may terminate the Advisory Contract; and

c.	Any and all amounts which are collected, enforced or received by the Advisor shall be held by the Advisor as trustee for the Agent and shall be paid over to the Agent on account of the Obligations of the Obligor to the Agent under the Loan Documents.

8.	This Subordination shall be governed by, and construed in accordance with, the laws of the State of New York.

[SEE ATTACHED SIGNATURE PAGES]

It is intended that this Subordination take effect as a sealed instrument as of the date first above written.

OBLIGOR:

BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware limited partnership

By: Bluerock Residential Growth REIT, Inc., a Maryland corporation, its general partner

By:	/s/ Michael Konig
Name:	Michael Konig
Title:	Chief Operating Officer, General Counsel,and Secretary

BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation

By:	/s/ Michael Konig
Name:	Michael Konig
Title:	Chief Operating Officer, General Counsel, and Secretary

[Signature Page to Subordination of Advisory Contract]

AGENT:

KEYBANK NATIONAL ASSOCIATION,

By:	/s/ Christopher T. Neil
	Name:	Christopher T. Neil
	Title:	Vice President

[Signature Page to Subordination of Advisory Contract]

ADVISOR:

BRG MANAGER, LLC,
a Delaware limited liability company
By:	Bluerock Real Estate, L.L.C., its Managing Member

By:	/s/ Michael Konig
	Name:	Michael Konig
	Title:	Authorized Signatory

[Signature Page to Subordination of Advisory Contract]